    As filed with the Securities and Exchange Commission on January 10, 2000

                                                        Registration No.: 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                              Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)

California                                      6711                             77-0487041
(State or other jurisdiction of        (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)         Classification Code Number)         Identification Number)

                            2860 West Bayshore Road
                          Palo Alto, California 94303
   (Address including zip code, and telephone number, including area code, of registrant's principal executive office)

                                Linda M. Iannone
                                General Counsel
                              Greater Bay Bancorp
                        400 Emerson Street, Third Floor
                          Palo Alto, California 94301
                                 (650) 614-5734
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ________________

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

                                ________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed
      Title of each class                       Amount to be       Proposed maximum         maximum            Amount of
      of securities to be                       registered(2)          offering            aggregate        registration fee
          registered                                                price per unit(3)   offering price(3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(1)                  535,000 shares               $40.25        $21,533,750           $5,685
------------------------------------------------------------------------------------------------------------------------------

(1)  Includes one attached Preferred Share Purchase Right per share.

(2) This amount represents shares to be offered by the selling shareholders from time to time after the effective date of this registration statement at prevailing market prices at time of sale. Pursuant to Rule 416, this registration statement also covers such indeterminable additional shares as may become issuable as a result of any future stock splits, stock dividends or similar transactions.

(3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market System on January 4, 2000.

                        ________________________________

Greater Bay hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Greater Bay shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED JANUARY 10, 2000

                                  PROSPECTUS

                                535,000 Shares

                              GREATER BAY BANCORP

                                 Common Stock

                              ___________________

          Shares of common stock of Greater Bay Bancorp are being offered by this prospectus. The shares will be sold from time to time by the selling shareholders identified on page 6 of this prospectus. We will not receive any of the proceeds from the sale of the shares.


          Our common stock is quoted on the Nasdaq National Market under the symbol "GBBK." The last sale price for the common stock on _______, 2000, as reported on the Nasdaq National Market System, was $______ per share.


    See "Risk Factors," beginning on page 3, to read about certain factors you should consider before buying shares of the common stock.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

          The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               The date of this prospectus is ___________, 2000.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
About this Prospectus...................................................    2
Risk Factors............................................................    3
About Greater Bay.......................................................    4
Use of Proceeds.........................................................    6
Selling Shareholders....................................................    6
Plan of Distribution....................................................    8
Legal Matters...........................................................   10
Experts.................................................................   10
Where You Can Find More Information.....................................   10
A Warning about Forward Looking Information.............................   11

                             ABOUT THIS PROSPECTUS

     In this prospectus, "Greater Bay," "us," "we" and "our" refer to Greater Bay Bancorp and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

     You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

     The shares offered by this prospectus have not been registered under the securities laws of any state or other jurisdiction as of the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Brokers or dealers should confirm the existence of an exemption from registration or effectuate such registration in connection with any offer and sale of the shares.

     You should read this prospectus together with the additional information described under the heading "Where You Can Find More Information" on page 10 of this prospectus.

                                 RISK FACTORS

     In addition to the other information contained in this prospectus, you should consider carefully the following risks before purchasing our common stock. If any of these risks occurs, our business, financial condition or operating results could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

     Failure to successfully execute our growth strategy or to integrate recently acquired subsidiaries could adversely affect our performance.

     Our financial performance and profitability will depend on our ability to execute our corporate growth strategy and manage our recent and possible future growth. Although management believes that it has substantially integrated the business and operations of recently acquired subsidiaries, there can be no assurance that unforeseen issues relating to the assimilation of these subsidiaries will not adversely affect us. In addition, any future acquisitions and our continued growth may present operating and other problems that could have an adverse effect on our business, financial condition and results of operations. Our financial performance will also depend on our ability to maintain profitable operations through implementation of our Super Community Banking Philosophy, which is described below. Accordingly, there can be no assurance that we will be able to execute our growth strategy or maintain the level of profitability that we have recently experienced.

     Changes in market interest rates may adversely affect our performance.

     Our earnings are impacted by changing interest rates. Changes in interest rates impact the demand for new loans, the credit profile of existing loans, the rates received on loans and securities and rates paid on deposits and borrowings. The relationship between the rates received on loans and securities and the rates paid on deposits and borrowings is known as interest rate spread. Given our current volume and mix of interest-bearing liabilities and interest-earning assets, our interest rate spread could be expected to increase during times of rising interest rates and, conversely, to decline during times of falling interest rates. Although we believe our current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates may have an adverse effect on our business, financial condition and results of operations.

     Our Bay Area business focus and economic conditions in the Bay Area could adversely affect our operations.

     Our operations are located in Northern California and concentrated primarily in Contra Costa, San Francisco, Santa Clara and San Mateo Counties, which includes the area known as the "Silicon Valley." As a result of this geographic concentration, our results depend largely upon economic conditions in these areas. A deterioration in economic conditions in our market areas, particularly in the technology and real estate industries on which these areas depend, could have a material adverse impact on the quality of our loan portfolio, the demand for our products and services, which in turn may have a material adverse effect on our results of operations.

     We are subject to government regulation that could limit or restrict our activities, which in turn could adversely impact our operations.

     The financial services industry is regulated extensively. Federal and State regulation is designed primarily to protect the deposit insurance funds and consumers, and not to benefit our shareholders. These regulations can sometimes impose significant limitations on our operations. In addition, these regulations are constantly evolving and may change significantly over time. Significant new laws or changes in existing laws or repeal of existing laws may cause our results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for us.

     Competition may adversely affect our performance.

     The financial services business in our market areas is highly competitive. It is becoming increasingly competitive due to changes in regulation, technological advances, and the accelerating pace of consolidation among financial services providers. We face competition both in attracting deposits and in making loans. We compete for loans principally through the interest rates and loan fees we charge and the efficiency and quality of services we provide. Increasing levels of competition in the banking and financial services businesses may reduce our market share or cause the prices we charge for our services to fall. Our results may differ in future periods depending upon the nature or level of competition.

     If a significant number of borrowers, guarantors and related parties fail to perform as required by the terms of their loans, we will sustain losses.

     A significant source of risk arises from the possibility that losses will be sustained if a significant number of our borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our results of operations.

                               ABOUT GREATER BAY

     General

     Greater Bay was formed as the result of the merger in November 1996 between Cupertino National Bancorp, the former holding company for Cupertino National Bank, and Mid-Peninsula Bancorp, the former holding company for Mid-Peninsula Bank. Since 1996, we have grown steadily. We have added four additional banks to the Greater Bay Bancorp Family -

     .    Golden Gate Bank,

     .    Peninsula Bank of Commerce,

     .    Bay Area Bank, and

     .    Bay Bank of Commerce.

     Each of these acquisitions was accounted for as a pooling of interests. To complement the services provided by the core banks, we have expanded to include:

     .    Greater Bay Trust Company and Private Capital Banking,

     .    Greater Bay International Banking Division,

     .    Venture Banking Group,

     .    Greater Bay Bank Santa Clara Valley Commercial Banking Group,

     .    Greater Bay Bank Contra Costa Region,

     .    Greater Bay Bank Fremont Region,

     .    Pacific Business Funding,

     .    Greater Bay Corporate Finance Group,

     .    Greater Bay Bank SBA Lending Group, and

     .    Greater Bay Bank San Jose Regional Office.

     On September 15, 1999, Greater Bay and Mt. Diablo Bancshares, the holding company of Mt. Diablo National Bank, signed a definitive agreement for a merger between the two companies. The merger is expected to be completed in the first quarter of 2000. On December 14, 1999, Greater Bay and Coast Bancorp, the holding company for Coast Commercial Bank, signed a definitive agreement for a merger between the two companies. Upon completion of the merger, which is expected to be in the second quarter of 2000, Coast Commercial Bank will become our eighth banking subsidiary.

     Super Community Banking Philosophy

     In order to meet the demands of the increasingly competitive banking and financial services industries, we have adopted a business philosophy referred to as the "Super Community Banking Philosophy." Our Super Community Banking Philosophy is based on our belief that banking clients value doing business with locally managed institutions that can provide a full service commercial banking relationship through an understanding of the clients' financial needs and the flexibility to deliver customized solutions through our menu of products and services. We also believe that banks are better able to build successful client relationships by affiliating with a holding company that provides cost effective administrative support services while promoting bank autonomy and flexibility.

     To implement this philosophy, we operate each of our banking subsidiaries separately by retaining their independent names and separate boards of directors. Our banking subsidiaries have established strong reputations and customer followings in their market areas through attention to client service and an understanding of client needs. In an effort to capitalize on the identities and reputations of our banking subsidiaries, we currently intend to continue to market our services under each banking subsidiary's name, primarily through each banking subsidiary's relationship managers. The primary focus for the banking subsidiaries' relationship managers is to cultivate and nurture their client relationships. Relationship managers are assigned to each borrowing client to provide continuity in the relationship. This emphasis on personalized relationships requires that all of the relationship managers maintain close ties to the communities in which they serve, so they are able to capitalize on their efforts through expanded business opportunities for the banking subsidiaries.

     While client service decisions and day-to-day operations are maintained at the banking subsidiaries, we offer the advantages of affiliation with a multi-bank holding company by providing expanded client support services, such as business cash management, international trade services and accounting services. In addition, we provide centralized administrative functions, including support in credit policy formulation and review, investment management, data processing, accounting, loan servicing and other specialized support functions. This allows our banking subsidiaries to focus on client service.

                                USE OF PROCEEDS

     The selling shareholders will receive all of the net proceeds from the sale of the shares offered by this prospectus. None of the proceeds will be available for our use or benefit.

                             SELLING SHAREHOLDERS

     The selling shareholders acquired the shares in a private placement of our common stock in December 1999. In the private placement, we issued 535,000 shares of our common stock at a price of $37.00 per share to accredited investors. We received gross proceeds of approximately $19,800,000 which, net of offering expenses, will be used for general corporate purposes. We granted registration rights to the investors covering the resale of common stock issued to investors in the private placement. We are registering the shares on a Registration Statement on Form S-3, of which this prospectus forms a part. The shares are being registered to permit public secondary trading of the shares, and the selling shareholders may offer the shares for resale from time to time.

     The following table lists the selling shareholders and sets forth certain information known to us as of January 5, 2000 regarding the beneficial ownership of common stock of each selling shareholder. The following table assumes that the selling shareholders sell all of the shares offered by this prospectus. We are unable to determine the exact number of shares that actually will be sold.

                                               Shares Owned                 Number of                  Shares Owned
            Name                            Prior to Offering           Shares Offered by             After Offering
                                                                         this Prospectus
                                   ----------------------------------                        --------------------------------
                                       Number           Percentage                               Number          Percentage
---------------------------        --------------    ----------------  -------------------   --------------   ---------------
The Banc Funds Company, L.L.C
   Banc Fund III Trust                  35,717               *               12,818               22,899              *
   Banc Fund IV Trust                   25,142               *               13,104               12,038              *
   Banc Fund III, L.P.                  11,673               *                4,182                7,491              *
   Banc Fund IV, L.P.                    7,475               *                3,896                3,579              *
   Banc Fund V, L.P.                    54,646               *               16,000               38,646              *
Brinson Partners, Inc.

                                        Shares Owned                 Number of                  Shares Owned
            Name                     Prior to Offering           Shares Offered by             After Offering
                                                                  this Prospectus
                            ----------------------------------                        --------------------------------
                                Number           Percentage                               Number          Percentage
-------------------------   --------------    ----------------  -------------------   --------------   ---------------
   The Brinson                  65,300               *                 65,300                    0            *
     Relationship Funds
     - Post Venture
     Fund
   Honeywell Master              5,800               *                  5,800                    0            *
     Trust Fund
   Hydro-Quebec Pension          1,400               *                  1,400                    0            *
     Plan
   Teachers Retirement          23,700               *                 23,700                    0            *
     System of the State
     of Illinois
   Wheaton Franciscan            3,800               *                  3,800                    0            *
     Services, Inc.
Endicott Partners, L.P.          5,000                                  5,000                    0            *
Lauer & Co.                     46,800               *                 19,000               27,800            *
Lawrence Garshofsky & Co.
   Lawrence Offshore             2,000               *                  2,000                    0            *
     Partners, L.L.C.
   Lawrence Partners,            2,000               *                  2,000                    0            *
     L.P.
   Value Realization             1,000               *                  1,000                    0            *
     Fund, L.P.
Miller & Jacobs Capital, LLC
   Acadia Fund I, L.P.          12,750               *                 12,750                    0            *
   Avant Garde                   2,250               *                  2,250                    0            *
     Investment Limited
Morris Living Trust              7,500               *                  7,500                    0            *
Northaven Management, Inc.:
   Northaven Partners,           3,400               *                  3,400                    0            *
     L.P.
   Northaven Partners II,        5,800               *                  5,800                    0            *
     L.P.
   Northaven Partners III, L.P.  4,300               *                  4,300                    0            *
Sandler O'Neil Asset
Management, LLC:
   Malta Hedge Fund, LP          3,900               *                  3,900                    0            *
   Malta Hedge Fund II, LP      13,600               *                 13,600                    0            *
   Malta Partners, LP            3,100               *                  3,100                    0            *
   Malta Partners II, LP         9,400               *                  9,400                    0            *
Sands Point Partners:
   Riggs Partners, LLC          25,000               *                 25,000                    0            *
   Philip J. Timyan and         20,000               *                 20,000                    0            *
     Nancy L. Timyan
Spear Leeds FBO Port            50,000               *                 50,000                    0            *
   Felter O&G
Sunova Capital, LP:
   Sunova Long-Term              8,950               *                  8,950                    0            *
     Opportunity Fund, LP

                                        Shares Owned                 Number of                  Shares Owned
            Name                     Prior to Offering           Shares Offered by             After Offering
                                                                  this Prospectus
                            ----------------------------------                        --------------------------------
                                Number           Percentage                               Number          Percentage
-------------------------   --------------    ----------------  -------------------   --------------   ---------------
   Sunova Partners, LP           6,050               *                  6,050                    0            *
Weintraub Capital
 Management LLC:
   Prism Partners I, L.P.       70,000               *                 70,000                    0            *
   Prism Partners II            20,000               *                 20,000                    0            *
     Offshore Fund
   Prism Partners               10,000               *                 10,000                    0            *
     Offshore Fund
Wolverine Trading, L.P.         80,000               *                 80,000                    0            *

Total:                                                                535,000              535,000

________________________

*Less than 1%

                             PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling shareholders. As used in this prospectus, "selling shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of the prospectus. We will bear all costs, expenses, and fees in connection with the registration of the shares offered by this prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

     Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions):

     .    on the Nasdaq National Market,

     .    in the over-the-counter market,

     .    in negotiated transactions,

     .    through put or call options transactions relating to the shares,

     .    through short sales of shares,

     . or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.

     These transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     The selling shareholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended, or Securities Act, and any commissions received by the broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

     If we are notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, according to Rule 424(b) under the Act, disclosing:

          . the name of each selling shareholder and of the participating broker-dealers(s),

          .    the number of shares involved,

          .    the price at which the shares were sold,

          . the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

          . that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

          .    other facts material to the transaction.

In addition, if we are notified by a selling shareholder that a donee, pledgee, transferee or other successor in interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

                                 LEGAL MATTERS

     Linda M. Iannone, our Senior Vice President and General Counsel, will give her opinion on the legality of the shares for the purpose of this offering. As of the date of this document, Ms. Iannone held options to purchase 23,900 shares of Greater Bay common stock.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1998 and 1997 of GreaterBay and the consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from the Commission's Website at "http://www.sec.gov."

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 as amended, or Exchange Act:

          . Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 1998, except for Part II, Items 6, 7, 7A and 8.

          . Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999, and September 30, 1999.

          . Our Current Reports on Form 8-K filed on February 4, 1999, May 6, 1999, June 7, 1999, July 1, 1999 (as amended by Form 8-K/A filed on July 16, 1999), August 4, 1999, September 21, 1999, October 19, 1999, December 17, 1999 and December 28, 1999.

          . The description of the common stock contained in our Registration Statement on Form 8-A filed with the Commission under the Exchange Act on October

          28, 1994, and the description of preferred share purchase rights contained in our Registration Statement on Form 8-A filed with the Commission under the Exchange Act on November 25, 1998.

     You may request a copy of these filings, at no cost, by writing to the Corporate Secretary, Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California 94303, or by calling (650) 813-8200.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our financing needs, business plans and prospects, expectations and intentions. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. The factors set forth under "Risk Factors" and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses to be paid by Greater Bay in connection with the distribution of the securities being registered are as follows:


     Securities and Exchange Commission filing fee..  $ 5,685
     Accounting fees and expenses...................  $ 5,000
     Printing expenses..............................  $25,000
     Legal fees and expenses........................  $15,000
     Miscellaneous expenses.........................  $ 1,315

         Total                                        $52,000

Item 15.  Indemnification of Directors and Officers.


     Article Five of our Articles of Incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law and that we are authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the corporation in excess of that expressly permitted by such Section 317 for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law. Article IX, Section 7 of our Bylaws provides for indemnification of directors and officers of Greater Bay to the fullest extent permissible under California law.

     Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same can be made in certain circumstances by action of Greater Bay through:

          . a majority vote of a quorum of Greater Bay's Board of Directors consisting of directors who are not party to the proceedings;

          . approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

          . such court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent's defense is successful on the merits. The law allows us to make advances of

                                    -II-1-
             expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable.

     Greater Bay has entered into indemnification agreements with its directors and certain of its officers substantially to the foregoing effect. Greater Bay also maintains directors and officers liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greater Bay, pursuant to the foregoing provisions or otherwise, we understand that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Greater Bay of expenses incurred or paid by a director, officer or controlling person of Greater Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Greater Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits and Financial Statement Schedules.

     a. Exhibits. The following exhibits are filed as part of this registration statement:

     Exhibit No.  Description
     -----------  -----------

     4.1 Securities Purchase Agreement by and among Greater Bay and the selling shareholders dated December 21, 1999./(1)/

     4.2 Registration Rights Agreement among Greater Bay and the selling shareholders dated December 22, 1999./(1)/

     5.1 Opinion of Linda M. Iannone as to the legality of the securities being registered.

     23.1         Consent of Linda M. Iannone (included in Exhibit 5.1).

     23.2         Consent of PricewaterhouseCoopers LLP

     24.1 Power of Attorney (included on page II-5 of this registration statement)

     _______________________

     (1) Filed as an exhibit to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 1999 and incorporated herein by reference.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    -II-2-

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing

                                    -II-3-
provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    -II-4-

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Greater Bay certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 7, 2000.

                              GREATER BAY BANCORP



                              By:  /s/ David L. Kalkbrenner
                                   ----------------------------------------
                                   David L. Kalkbrenner
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Greater Bay Bancorp, do hereby severally constitute and appoint David L. Kalkbrenner and Steven C. Smith and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any all instruments for us and in our names in the capacities indicated below which said persons, or either of them, may deem necessary or advisable to enable Greater Bay Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the offering contemplated by this Registration Statement on Form S-3, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below and any and all amendments, including post-effective amendments to this registration statement and any Rule 462(b) Registration Statement or amendments thereto; and we hereby ratify and confirm all that said persons, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                                       Title                                Date
                      ---------                                       -----                                ----
             /s/ David L. Kalkbrenner                      President, Chief Executive                January 7, 2000
--------------------------------------------------            Officer and Director
                 David L. Kalkbrenner                         (Principal Executive Officer)

             /s/ Steven C. Smith                           Executive Vice President, Chief           January 7, 2000
--------------------------------------------------            Administrative Officer and
                 Steven C. Smith                              Chief Financial Officer
                                                              (Principal Financial and
                                                              Accounting Officer)

                                    -II-5-

                  Signature                                    Title               Date
                  ---------                                    -----               ----
              /s/ George R. Corey
----------------------------------------------------          Director             January 7, 2000
                  George R. Corey

              /s/ John M. Gatto                               Director             January 7, 2000
----------------------------------------------------
                  John M. Gatto

              /s/ James E. Jackson                            Director             January 7, 2000
----------------------------------------------------
                  James E. Jackson

              /s/ Stanley A. Kangas
----------------------------------------------------          Director             January 7, 2000
                  Stanley A. Kangas

              /s/ Rex D. Lindsay                              Director             January 7, 2000
----------------------------------------------------
                  Rex D. Lindsay

              /s/ Leo K. W. Lum
----------------------------------------------------          Director             January 7, 2000
                  Leo K. W. Lum

                                                              Director             _______ __, 2000
____________________________________________________
                  George M. Marcus

              /s/ Duncan L. Matteson                          Director             January 7, 2000
----------------------------------------------------
                  Duncan L. Matteson

____________________________________________________          Director             _______ __, 2000
                  Rebecca Q. Morgan

                                    -II-6-

                  Signature                                    Title               Date
                  ---------                                    -----               ----
            /s/ Glen McLaughlin
---------------------------------------------------            Director            January 7, 2000
                Glen McLaughlin

            /s/ Dick J. Randall
---------------------------------------------------            Director            January 7, 2000
                Dick J. Randall

            /s/ Donald H. Seiler                               Director            January 7, 2000
---------------------------------------------------
                Donald H. Seiler

            /s/ Warren R. Thoits                               Director            January 7, 2000
---------------------------------------------------
                Warren R. Thoits

                                    -II-7-

                                 EXHIBIT INDEX

     Exhibit No.    Description
     -----------    -----------

     4.1 Securities Purchase Agreement by and among Greater Bay and the selling shareholders dated December 21, 1999.(1)
     4.2 Registration Rights Agreement among Greater Bay and the selling shareholders dated December 22, 1999.(1)
     5.1 Opinion of Linda M. Iannone as to the legality of the securities being registered.
     23.1           Consent of Linda M. Iannone (included in Exhibit 5.1).
     23.2           Consent of PricewaterhouseCoopers LLP
     24.1           Power of Attorney (included on page II-5 of this
                    registration statement)
     _______________________

     (1) Filed as an exhibit to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 1999 and incorporated herein by reference.